(a)(7)
Quaker Investment Trust
Amendment No. 2 to Schedule A of the
Amended and Restated Declaration of Trust dated May 13, 2009
     AMENDMENT NO. 2 (“Amendment”) to Schedule A of the Amended and Restated Declaration of Trust (the “Trust Document”) dated May 13, 2009 of Quaker Investment Trust (the “Trust”), made as of the 29th day of April, 2010.
     WHEREAS, Section 6.2 of the Trust Document grants the Trustees the power, in their discretion from time to time and without shareholder approval, to authorize the creation of additional series’ of the Trust.
     NOW, THEREFORE, the Trust Document is hereby amended as follows:
Schedule A
Instrument Establishing and
Designating Series and Classes
     As required by Section 6.2 of the Amended and Restated Declaration of Trust dated May 13, 2009 (the “Trust Document”) of Quaker Investment Trust (the “Trust”), the following series and classes of the Trust have been established and designated by a majority of the Board of Trustees of the Trust.

Additional Rights and
Preference Not Included in the
Series	Classes	Trust Document
Quaker Strategic	Class A	None
Growth Fund	Class C
Institutional Class

Quaker Capital Opportunities	Class A	None
Fund	Class C
Institutional Class

Quaker Global Tactical	Class A	None
Allocation Fund	Class C
Institutional Class

Quaker Small-Cap Growth	Class A	None
Tactical Allocation Fund	Class C
Institutional Class

Quaker Mid-Cap Value Fund	Class A	None
Class C
Institutional Class

Quaker Small-Cap Value Fund	Class A	None
Class C
Institutional Class

Quaker Long-Short Tactical	Class A	None
Allocation Fund	Class C
Institutional Class

Quaker Large-Cap Value	Class A	None
Tactical Allocation Fund	Class C
Institutional Class

Quaker Event Arbitrage Fund	Class A	None
Class C
Institutional Class

Quaker Akros Absolute	Class A	None
Strategies Fund	Class C
Institutional Class

(a)(7)
The foregoing amendment shall be effective on April 29, 2010.
IN WITNESS WHEREOF, the undersigned have caused and presents this Amendment to be executed as of the day and year below.

/s/ Justin Brundage
Justin Brundage
Secretary

April 29, 2010 Dated

/s/ Jeffry H. King, Sr.
Jeffry H. King, Sr.
Chairman, Chief Executive Officer and Trustee

/s/ Laurie Keyes
Laurie Keyes
Treasurer and Trustee

/s/ Mark S. Singel
Mark S. Singel
Trustee

/s/ Adrian A. Basora
Adrian A. Basora
Trustee

/s/ James R. Brinton
James R. Brinton
Trustee

/s/ Gary E. Shugrue
Gary E. Shugrue
Trustee

/s/ Warren West
Warren West
Trustee

/s/ Everett T. Keech
Everett T. Keech
Trustee

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